                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           VARSITY SPIRIT CORPORATION
                                       BY
                            CHEER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              RIDDELL SPORTS INC.
                                       AT
                                $18.90 PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, JUNE 9, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated May 12, 1997 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer') relating to the Offer by Cheer Acquisition Corp., a Tennessee corporation (the 'Purchaser'), and a wholly owned subsidiary of Riddell Sports Inc., a Delaware corporation ('Riddell'), to purchase for cash all outstanding shares of Common Stock, par value $.01 per share (the 'Shares'), of Varsity Spirit Corporation, a Tennessee corporation (the 'Company') at a price of $18.90 per Share, net to the Seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request your instructions as to whether you wish to tender any of or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $18.90 per Share, net to the seller in cash, without interest thereon.

          2.  The Offer is being made for all outstanding Shares.

          3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY (WITH TWO INTERESTED DIRECTORS ABSTAINING) APPROVED THE OFFER AND DETERMINED THAT TERMS OF THE OFFER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

          4. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Monday, June 9, 1997, unless extended.

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          5.  The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares that would represent a majority of all outstanding Shares on a fully diluted-basis on the date of purchase.

          6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser pursuant to the Offer will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth opposite this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           VARSITY SPIRIT CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 12, 1997, and the related Letter of Transmittal, in connection with the offer by Cheer Acquisition Corp., a Tennessee corporation and a wholly owned subsidiary of Riddell Sports Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the 'Shares'), of Varsity Spirit Corporation, a Tennessee corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offer to Purchase and related Letter of Transmittal.

Dated:                      , 1997


                        NUMBER OF SHARES TO BE TENDERED*

                              ____________ SHARES

     I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.

          ____________________________________________________________
                                  Signature(s)

          ____________________________________________________________
                                 Print Name(s)

          ____________________________________________________________
                               Print Address(es)

          ____________________________________________________________
                         Area Code and Telephone Number

          ____________________________________________________________
                  Tax Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by your firm for my (our) account are to be tendered.